EXHIBIT 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of May 18, 2004 by and between Trestle Holdings, Inc., a California corporation (the “Company”), and Maurizio Vecchione (the “Employee”).

RECITALS

WHEREAS, the Company desires to employ Employee and Employee desires to accept such offer of employment commencing as of the Effective Date (as defined below);

WHEREAS, Employee represents and warrants that he is free to accept such employment offer and commence exclusive employment with the Company as of the Effective Date (as defined below) without restriction from any employer other than the Company (other than confidentiality obligations arising either at law or under agreement(s) heretofore provided to the Company);

WHEREAS, Employee acknowledges and agrees that if he does not commence employment with the Company on or prior to the Effective Date in accordance with the terms of this Agreement, he shall not be entitled to any benefits hereunder;

WHEREAS, Employee acknowledges and agrees that the Company’s offer of employment is subject to consummation of a proposed plan for the Company to acquire an infusion of new investor capital of at least $3 million with the net proceeds in the Company’s possession and control no later than July 15, 2004 (the “Proposed Capital Raise”).

WHEREAS, the Company and Employee agree that, on or after the Effective Date, in the Company’s sole discretion, the Company may issue a press release announcing that the Employee has joined the Company as Chief Executive Officer and a member of its Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Employee hereby agree as follows:

AGREEMENT

1.             Incorporation of Recitals; Term of Employment.

The preceding recitals are hereby incorporated by this reference.  The term of Employee’s employment with the Company hereunder (the “Term”) shall commence no later than July 15, 2004  (the “Effective Date”) and, unless earlier terminated pursuant to Section 5 below, shall continue for a period ending on December 31, 2006.  Notwithstanding the foregoing, the Term shall not commence and this Agreement will not become effective if the Company does not consummate its Proposed Capital Raise prior to July 15, 2004.  During the period of May 20th to the Effective Date the Employee shall provide consulting services to the Company pursuant to the terms of a consulting agreement entered into by and between the Company and Synthetica Ltd. (the “Consulting Agreement”) dated as of May 18, 2004. For purposes of this Agreement, the phrases “year during the Term” or “during any year of the Term” or similar language shall refer to each 12-month period commencing on January 1, 2005 and, with respect to the first year of the Term, shall refer to the period commencing on the Effective Date and ending on December 31, 2004.  Any employment of Employee by Company following expiration of the initial Term shall be at-will, with no obligation by either party upon termination of such employment thereafter except as provided in Section 5.6 herein.

2.             Position and Duties.

2.1          Position.  During the Term, Employee shall be employed as Chief Executive Officer of the Company.  Immediately upon termination of Employee’s employment for any reason, Employee shall be deemed to have concurrently resigned from all offices and positions he then holds with the Company or any subsidiary or affiliate, including the parent, of the Company.

2.2          Duties.  Subject to the supervision and control of the Board of Directors of the Company (the “Board”) and Michael Doherty or his successor as Chairman of the Company (the “Chairman”), Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position including, without limitation, management of all day-to-day operations of the Company, and all matters pertaining to the research and development, production, distribution, sale and marketing of the Company’s products and services and the employment of the Company’s employees and shall render such services on the terms set forth herein.  In addition, Employee shall have such other executive and managerial powers and duties with respect to the Company and its parent, subsidiaries, affiliates and strategic partners as may reasonably be assigned to him by the Board or the Chairman.  Except for sick leave, paid time off (as provided in Section 4.3 below), and leaves of absence excused by the Board or the Chairman, Employee shall, throughout the Term, devote all his working time, attention, knowledge and skills faithfully and to the best of his ability, to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its parent, subsidiaries, affiliates and strategic partners; provided, that with the consent of the Board, which consent shall not be unreasonably withheld, Executive shall be entitled to serve as a member of the board of directors of other corporations not in competition with the Company (the “Outside Services”), but in any event only to the extent such services shall not interfere with the full performance of his duties to the Company under this Agreement.  The Company acknowledges that Employee currently holds board positions with Synthetica Ltd. and its clients Synthetica Holdings LLC, The IDEAS Studio Inc, Microwave Photonics, Inc., and M&A Vecchione LLC (the “Synthetica Related Parties”).  Employee hereby represents and warrants that the Synthetica Related Parties are not in competition with or related to in any way the business of the Company, and that his Outside Services to the Synthetica Related Parties shall not interfere with the full performance of his duties to the Company, and based on these representations the Company hereby consents to Employee’s continued Outside Services to the Synthetica Related Parties.  Employee shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board or the Chairman may from time to time establish for employees of the Company.

2.3          Transition Period Consulting.  Company agrees that Employee may, during a period not to exceed six (6) months from the Effective Date (“the Transition Period”), provide consulting services to Microwave Photonics Inc. or its successor; provided that such services shall be conducted during Employee’s own time and shall not materially affect Employee’s performance of his obligations to the Company.

2.4          Location. Company acknowledges that Employee is domiciled in the West Los Angeles area.  Employee and the Company agree that Employee shall use his best judgment to perform his duties from the locations that result in the most efficient and effective performance of his duties to the Company. This will likely include periods of work in the Company’s Irvine facility, its Los Angeles facility and telecommuting.

2.5          Board of Directors.  Employee shall be elected to the Board as of the Effective Date and the Company will use its best efforts to cause Employee to continue to be a member of the Board throughout the Term.

3.             Compensation.

3.1          Base Salary.  During the Term, as compensation for his services hereunder, Employee shall receive a salary at the annualized rate of Two Hundred Thousand Dollars ($200,000) per year (“Base Salary”), which shall be paid in accordance with the Company’s normal payroll practices and procedures (but no less frequently than monthly), less such deductions or offsets required by applicable law, rule or regulation or otherwise authorized by Employee.  On at least an annual basis, the Board will review Employee’s performance and may increase, but not decrease, such Base Salary in its sole discretion.

3.2          Bonus Compensation.

(a)           Guaranteed Bonus.  During the Term, in addition to the Base Salary, the Employee shall receive a guaranteed bonus of Six Thousand Two Hundred Fifty Dollars, ($6,250) per month (the “Guaranteed Bonus”), which shall be paid no less frequently than monthly and shall be paid in accordance with the Company’s normal payroll practices and procedures, less such deductions or offsets required by applicable law, rule or regulation or otherwise authorized by Employee.

(b)           Annual Bonus.  Provided Employee shall be employed by the Company through the applicable Bonus Date (as defined below) and no notice of termination has been delivered by either Employee to the Company or by the Company to Employee prior to the applicable Bonus Date, Employee shall be eligible to receive an incentive bonus (the “Annual Incentive Bonus”) in an amount and based on the thresholds set forth on Schedule A less the amount paid as the Guaranteed Bonus.  The Bonus Date shall be December 31 of each year of the Term, as set forth on Schedule A.  The Annual Incentive Bonus for the first year of the Term shall be prorated based on the number of days the Employee was employed by the Company during the first year of the Term.

(c)           Discretionary Bonus.  During each year of the Term, Employee shall also be eligible (but not entitled) to receive a discretionary bonus at the sole discretion of the Board.

3.3          Stock Option Grant.  Subject to approval of the Board, the Company shall grant to Employee non-qualified options to purchase 250,000 shares of Common Stock of the Company with an exercise price equal to the closing price of the Company’s Common Stock as quoted on the over-the-counter bulletin board on the day this Agreement is executed to vest in thirty (30) equal monthly installments commencing on July 31, 2004.  In the event of a Change of Control, as that terms is defined in Section 5.5 hereunder, all options shall immediately vest.  Options shall expire the later of (i) eight (8) years after their grant date or (ii) five years after such options are fully vested.  During each year of the Term, Employee shall also be eligible to receive additional option grants commensurate with his position if options are granted generally to employees of the Company, and in any event at the sole discretion of the Compensation Committee of the Board (or the entire Board, if no Compensation Committee exists). Employee shall be allowed to have the stock issued on exercise of the options in the name of a trust or other entity controlled by the Employee and formed for estate planning purposes.

4.             Additional Benefits

4.1          Employee Benefits.  During the Term, Employee shall be entitled to receive health insurance benefits provided generally to employees of the Company and any other employee benefits as may be provided by the Company in its sole discretion, subject to any eligibility requirements and the other generally applicable terms of the plans pursuant to which such benefits may be provided. If Employee elects not to receive the Company’s health insurance benefits, he shall be entitled to receive monthly cash compensation of $600 to maintain his own private benefits.

4.2          Expenses.  During the Term, the Company shall reimburse Employee for any reasonable and necessary expenses incurred by him as is standard Company policy, including reasonable home office expenses incurred in support of the Company’s activities.  Home office expenses in excess of $400 per month must be approved in advance in writing by the Chairman of the Board.

4.3          Paid Time Off.  During each year of the Term, Employee shall be entitled to four (4) weeks paid time off per year, subject to the terms and conditions of the Company’s paid time off policy, in addition to all Company approved paid Holidays.

5.             Termination.

5.1          Termination by the Company for Cause.

(a)           The Company may terminate Employee’s employment hereunder for Cause (as defined below).  Such termination shall be effected by written notice thereof delivered by the Company to Employee, indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination, and shall be effective as of the date of such notice in accordance with Section 12 hereof.  “Cause” shall mean (i) Employee’s continued failure to perform the material duties or responsibilities of his position with the Company, its parent or any subsidiary or affiliate and timely carry out any lawful directive prescribed by the Board in accordance with this Agreement other than any such failure resulting solely from Employee’s ill health or Total Disability (as defined in Section 5.4(a) below) but only if such failure continues for a period of fifteen (15) days after receipt of a notice of material breach from the Company; (ii) the commission by Employee of a material act of fraud, dishonesty or other material misconduct; or (iii) any other material violation of the provisions of this Agreement (provided, that with respect to any violation of this subsection (iii) that is reasonably subject to cure, Employee shall have the right, within ten (10) business days after receipt of notice from the Board specifying the circumstances of such material violation and the proposed cure thereof, if curable, to cure such event or circumstance giving rise to the material violation, in the event of which such current event or circumstance shall be deemed to not constitute Cause hereunder).

(b)           In the event the Company terminates Employee’s employment hereunder for Cause, Employee shall be entitled to receive (i) all amounts of accrued but unpaid Base Salary, Guaranteed Bonus, and paid time off through the effective date of such termination, (ii) reimbursement for reasonable and necessary expenses incurred by Employee through the date of notice of such termination, to the extent otherwise provided under Section 4.2 above and (iii) all other vested payments and benefits to which Employee may otherwise be entitled pursuant to the terms of any applicable benefit plan or arrangement under Section 4.1 above through the effective date of such termination ((i), (ii) and (iii) collectively, the “Accrued Benefits”).  All other rights of Employee and, all obligations of the Company hereunder or otherwise in connection with Employee’s employment with the Company shall terminate effective as of the date of such termination of employment, except as provided in Section 5.6 below.

5.2          Termination by Employee without Good Reason.

(a)           Employee may terminate his employment hereunder without Good Reason (as defined below).  Such termination shall be effected by written notice thereof delivered by Employee to the Company and shall be effective upon fifteen (15) days’ written notice to the Company; provided, however, that following receipt of such notice Company may terminate Employee prior to the end of such fifteen (15) day period upon payment of Employee’s Accrued Benefits through the end of such period. For purposes of this Agreement, “Good Reason” shall mean (i) the occurrence of any material adverse alteration in the nature or status of Employee’s responsibilities or the assignment to Employee of any duties inconsistent with his status as Chief Executive Officer; (ii) any other material breach of the provisions of this Agreement; or (iii) failure by the Company to honor the indemnification provisions as stated in Section 13.1 herein (provided, that with respect to any violation of subsection (i), (ii) or (iii) that is reasonably subject to cure, the Company shall have the right, within ten (10) business days after receipt of notice from Employee specifying the circumstances of such material violation and the proposed cure thereof, if curable, to cure such event or circumstance giving rise to the material violation, in the event of which such current event or circumstance shall be deemed to not constitute Good Reason hereunder);

(b)           In the event of Employee’s termination of employment by Employee without Good Reason, Employee shall be entitled to receive the Accrued Benefits.  All other rights of Employee and, all obligations of the Company hereunder or otherwise in connection with Employee’s employment with the Company shall terminate effective as of the date of such termination of employment, except as provided in Section 5.6 below.

5.3          Termination by the Company Other Than for Cause, Death or Total Disability or by Employee for Good Reason.

(a)           Employee’s employment hereunder may be terminated during the Term by the Company other than for Cause, death or Total Disability or by Employee for Good Reason.  Any termination by the Company pursuant to this Section 5.3 shall be effected by written notice thereof and shall be effective upon thirty (30) days written notice thereof.  Any termination by Employee for Good Reason shall be effected by written notice thereof, indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination delivered by Employee to the Company, and shall be effective upon thirty (30) days’ written notice to the Company.

(b)           In the event that Employee’s employment hereunder is terminated during the Term by the Company other than for Cause, death or Total Disability or by Employee for Good Reason, Employee shall be entitled to receive (i) the Accrued Benefits and (ii) within 60 days after the first Bonus Date ending after the termination date, a prorated portion (based on the number of days during such year of the Term Employee was employed by the Company) of the Annual Incentive Bonus that would otherwise have been payable to Employee on such Bonus Date.  Within two weeks after termination by the Company other than for Cause, death or Total Disability, or by Employee for Good Reason, Employee shall be entitled to receive a lump-sum payment payable as follows:  (x) if there is less than one year remaining in the Term, a payment equal to six months of Employee’s Base Salary and Guaranteed Bonus as then in effect; (y) if there is greater than one year but less than eighteen months remaining in the Term, a payment equal to one year of Employee’s Base Salary and Guaranteed Bonus as then in effect; or (z) if there is eighteen months or greater remaining in the Term, a payment equal to Employee’s Base Salary and Guaranteed Bonus for the remainder of the Term.  In addition, all stock options granted hereunder shall immediately vest.  All other rights of Employee and, all obligations of the Company hereunder or otherwise in connection with Employee’s employment with the Company shall terminate effective as of the date of such termination of employment, except as provided in Section 5.6 below.

5.4          Termination by Reason of Employee’s Death or Total Disability.

(a)           The Company may terminate Employee’s employment hereunder by reason of Employee’s death or Total Disability.  Such termination shall be effective immediately in the event of Employee’s death and upon thirty (30) days’ written notice to Employee in the event of Total Disability.  “Total Disability” shall mean any physical or mental disability that, with or without accommodation by the Company, prevents Employee from substantially performing his duties under this Agreement for a period of not less than ninety (90) days in any 12-month period or which is expected to be of permanent duration.

(b)           In the event that Employee’s employment with the Company is terminated by reason of Employee’s death or Total Disability, Employee or Employee’s estate, as the case may be, shall be entitled to receive (i) the Accrued Benefits, (ii) continued payment of the Base Salary for a period of one year following the date of termination of employment and (iii) any other benefits payable under the then current disability and/or death benefit plans, as applicable, in which Employee is a participant.  All other rights of Employee and, all obligations of the Company hereunder or otherwise in connection with Employee’s employment with the Company shall terminate effective as of the date of such termination of employment, except as provided in Section 5.6 below.

5.5          Termination Following a Change in Control.  In the event of a termination of Employee’s employment hereunder by Employee or the Company within six (6) months following a Change in Control (as defined below), Employee shall be entitled to receive (i) the Accrued Benefits and (ii) continued payment of the Base Salary and Guaranteed Bonus for a period of one year following the date of termination of employment.  In addition, upon such Change of Control, all stock options granted hereunder and then still unvested shall immediately vest.  All other rights of Employee and all obligations of the Company hereunder or otherwise in connection with Employee’s employment with the Company shall terminate effective as of the date of such termination of employment except as provided in Section 5.6 below.  For purposes of this Section 5.5, “Change in Control” will mean (i) any sale of all or substantially all of the assets of the Company; (ii) the acquisition, directly or indirectly (and including through any merger or consolidation), of beneficial ownership of securities of the Company possessing more than fifty percent of the total combined voting power of all outstanding securities of the Company by an person or entity (or “group”) of affiliated persons or entities within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; or (iii) a public offering of the Company’s securities involving sale or issuance of more than 50% of the Company’s total shares outstanding immediately prior to the public offering.

5.6          Survival.  In the event of any termination of Employee’s employment for any reason, Employee and the Company nevertheless shall continue to be bound by the terms and conditions set forth in Sections 6 through 11 below, which shall survive the expiration of the Term.  The termination of Employee’s employment for any reason shall not affect any right to indemnification for any legal and proper actions taken by Employee within the scope of, and in accordance with, Employee’s duties hereunder.

5.7          No Other Severance or Termination Benefits.  Except as expressly set forth herein, Employee shall not be entitled to any severance or other benefits (or damages in respect thereof) upon termination of employment with the Company under any circumstances and for any or no reason.

6.             Protection of Confidential Information.

Employee acknowledges that during the course of his employment with the Company, its parent, subsidiaries, affiliates and strategic partners, he will be exposed to documents, agreements and other information (whether in oral, written or electronic format (including, without limitation, on a computer disk or hard drive)) regarding the confidential information, affairs and proprietary information of the Company, its parent, subsidiaries, affiliates, customers, supplies and strategic partners, including, without limitation, information about their past, present and future financial information, their products, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, proprietary information, past, current and prospective customer lists, operations, operational methods, acquisition plans, prospects, plans for future development of products, expansion plans, know-how, processes, formulas, procedures, prices, costs, technical data, licensing arrangements, business relationships, marketing data, developmental work, and other business affairs and information about the Company and its parent, subsidiaries, affiliates, customers, suppliers and strategic partners not generally available to the public (the “Confidential Information”).  In recognition of the foregoing, the Employee covenants and agrees as follows:

6.1          No Disclosure or Use of Confidential Information.  At no time shall Employee ever, directly or indirectly, divulge, communicate, disclose, or otherwise use any Confidential Information for any purpose or reason whatsoever, unless and until such information becomes generally available in the public domain or generally known in the industry through no fault,  directly or indirectly, of Employee; provided that, Employee shall be permitted to properly use Confidential Information as necessary to perform his duties hereunder.

6.2          Return of Company Property, Records and Files.  Upon the termination of Employee’s employment at any time and for any reason, or at any other time the Board may so direct, Employee shall promptly deliver to the Company at its principal office all of the property and equipment of the Company, its parent, subsidiaries, affiliates, customers, suppliers, and strategic partners (including any cell phones, pagers, credit cards, personal computers, etc.) and any and all documents, records, and files, including any notes, memoranda, customer lists, reports or any and all other documents, including any copies thereof, whether in hard copy form or on a computer disk or hard drive, which relate to, or contain Confidential Information with respect to, the Company, its parent, subsidiaries, affiliates, customers, suppliers, strategic partners, successors or assigns, and, or their respective past and present officers, directors, employees, consultants, agents, advisors or representatives (collectively, the “Company Property, Records and Files”); it being expressly understood that, upon termination of Employee’s employment at any time and for any reason, Employee shall not be authorized to retain any of the Company Property, Records and Files except as may be required by law.

7.             Noncompetition and Other Matters.

7.1          Noncompetition.  Employee acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character.  During the Term, Employee shall not, directly or indirectly, in any city, town, county, parish or other municipality in any state of the United States (the names of each such city, town, parish, or other municipality, including, without limitation, the name of each county in the State of California being expressly incorporated by reference herein), or any other place in the world, where the Company, or its parents, subsidiaries, affiliates, strategic partners, successors, or assigns, engages in the manufacturing, selling, marketing or distributing of medical digital imaging or telemedicine products and directly related telemedicine services (the “Business”) engage or in any way become interested in any person or entity that engages, in any capacity, including, without limitation, as an individual, partner, shareholder, owner, member, principal, joint venturer, officer, director, agent, employee, independent contractor, trustee, advisor, representative,  consultant or otherwise, in the Business; provided, however, Employee may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange if Employee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 1% or more of any class of securities of such entity.

7.2          Noninterference.  At any time during the Term, Employee shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any officer, director, employee, agent, advisor, representative or consultant of the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns to terminate his, her or its employment or other relationship with the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns for any reason whatsoever, including, without limitation, for the purpose of associating with any competitor of the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns, or otherwise encourage any such person or entity to leave, sever or otherwise change his, her or its employment or other relationship with the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns for any reason.

7.3          Nonsolicitation.  During the Term, Employee shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any customers, clients, vendors, suppliers or consultants of the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns, to terminate or change his, her or its relationship with the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns, for any reasons whatsoever, including, without limitation, for the purpose of associating with any competitor of the Company or its parent or its subsidiaries, affiliates, strategic partners, successors or assigns, or otherwise encourage such customers, clients, vendors, suppliers or consultants of the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns, to terminate, sever or change his, her or its relationship with the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns for any reason.

8.             Rights and Remedies upon Breach.

If Employee breaches, or if there is evidence to indicate that Employee may breach, any of the provisions of Sections 6 or 7 above (the “Restrictive Covenants”), the Company and its parent, subsidiaries, affiliates, strategic partners, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns at law or in equity.

8.1          Specific Performance.  The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise without the obligation to post a bond or other security, it being agreed that any breach of the Restrictive Covenants would cause irreparable injury to the Company and/or its parent, subsidiaries, affiliates, strategic partners, successors or assigns and that money damages would not provide an adequate remedy to the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns.

8.2          Accounting.  The right and remedy to require Employee to account for and pay over to the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by, through or on behalf of Employee as a result of any transaction or activity constituting a breach or threatened breach of any of the Restrictive Covenants.

8.3          Modification by the Court.  If any court determines that any of the Restrictive Covenants, or any part thereof, is illegal, invalid or unenforceable because of the duration, scope or territorial restrictions of such provision or otherwise, such court shall have the power (and is hereby instructed by the parties) to reduce the duration, scope or territorial restrictions of such provision or otherwise modify the Restrictive Covenants, as the case may be (it being the intent of the parties that any such reduction or modification be limited to the minimum extent necessary to render such provision legal, valid and enforceable), and, in its reduced or modified form, such provision shall then be legal, valid and enforceable.

8.4          Enforceability in Jurisdictions.  Employee intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants illegal, invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Employee that such determination not bar or in any way affect the right of the Company or its parent, subsidiaries, affiliates, strategic partners, successors or assigns to the relief provided herein in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

9.             Assignment of Intellectual Property Rights.

9.1          Definition of “Intellectual Property”; Certain Limitations.

(a)           As used herein, the term “Intellectual Property” shall mean all software,  inventions, discoveries, processes, know-how, procedures, formula, trade secrets, methods, literary, dramatic, musical and other artistic or creative materials, service marks, designs, licenses, logos, proprietary or technical information and all other intellectual property of any nature and in any media, including works-in-progress, whether or not subject to patent, trademark, tradename, tradedress, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Employee, either alone or jointly with others, during the period of employment with the Company which (A) relate, to any extent, to the actual or planned business or activities of the Company or any parent, subsidiary, affiliate or strategic partner, (B) result from or is suggested by, to any extent, work performed by Employee for the Company or any parent, subsidiary, affiliate or strategic partner (whether or not made or conceived during normal working hours or on the premises of the Company or such parent, subsidiary, affiliate or strategic partner) or (C) which result, to any extent, from use of the premises or property of the Company or any parent, subsidiary, affiliate or strategic partner.

(b)           The Company hereby notifies Employee that the provisions of this Section 9.1 do not apply to any Intellectual Property for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Employee’s own time and/or efforts prior to the Effective Date of this Agreement, e.g., including but not limited to technology involving digital imaging for non-medical related purposes unless (i) such Intellectual Property relates to the current or prospective business or activities of the Company, including, without limitation, research and development related thereto or (ii) such Intellectual Property results from any work performed by the Employee for the Company.

9.2          Work for Hire.  Employee expressly acknowledges that all copyrightable aspects of the Intellectual Property are to be considered “works made for hire” within the meaning of the Copyright Act of 1976, as amended (the “Act”), and that the Company is to be the “author” within the meaning of such Act for all purposes.  All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and Employee hereby expressly disclaims any and all interest in any of such copyrightable works.

9.3          Assignment.  Employee acknowledges and agrees that all Intellectual Property constitutes trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company.  In the event that title to any or all of the Intellectual Property, or any part or element thereof, may not, by operation of law, vest in the Company, or such Intellectual Property may be found as a matter of law not to be “works made for hire” within the meaning of the Act, Employee hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Intellectual Property and all copies thereof, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Employee’s possession or under his control, including, with respect to any of the foregoing, all rights of patent, copyright, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same.

9.4          Proprietary Notices; No Filings; Waiver of Moral Rights.  Employee acknowledges that all Intellectual Property shall, at the sole option of the Company, bear the Company’s patent, copyright, trademark, trade secret, mask work and other proprietary rights and notices.  Employee agrees not to file any patent, copyright, or trademark applications relating to any Intellectual Property, except with prior written consent of an authorized of the Company (other than Employee).  Employee hereby expressly disclaims any and all interest in any Intellectual Property and waives any right of droit morale or similar rights, such as rights of integrity or the right to be attributed as the creator of the Intellectual Property.

9.5          Further Assurances.  Employee agrees to assist the Company, or any party designated by the Company, promptly on the Company’s request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company’s rights in the Intellectual Property by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

(a)           Executing assignments, applications, and other documents and instruments in connection with (i) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Intellectual Property and (ii) confirming the assignment to the Company of all right, title, and interest in the Intellectual Property or otherwise establishing the Company’s exclusive ownership rights therein.

(b)           Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company’s rights in the Intellectual Property, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

Employee shall be reimbursed for all reasonable out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Employee’s employment.  In addition, to the extent that, after the termination of employment for whatever reason, Employee’s technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company shall compensate Employee at a reasonable rate for the time actually spent by Employee at the Company’s request rendering such assistance.

9.6          Power of Attorney.  Employee hereby irrevocably appoints the Company to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

9.7          Disclosure of Intellectual Property.  Employee shall make full and prompt disclosure to the Company on a continuing basis of all Intellectual Property subject to assignment to the Company, and all information relating thereto in Employee’s possession or under his control as to possible applications and use thereof.

10.          No Violation of Third-Party Rights.

Employee represents, warrants and covenants that he:

(i)            will not, in the course of employment, infringe upon or violate any rights that Employee knows, or should have known, are proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, trademarks, trade secrets, mask works, or other proprietary rights);

(ii)           is not a party to any agreement with any third party which could prevent or limit in any way him from fulfilling all of the terms of employment and his obligations and duties under this Agreement;

(iii)          will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents belonging to others; and

(iv)          agrees to respect any and all valid obligations which he may have, as of the date hereof, to prior employers or to others relating to confidential information, inventions, discoveries or other intellectual property which are the property of those prior employers or others, as the case may be.

Employee agrees to indemnify and save harmless the Company from any loss, claim, damage, liabilities, obligations, cost or expense of any kind (including without limitation, reasonable attorney fees and expenses) to which the Company may be subjected by virtue of a breach by Employee of the foregoing representations, warranties, and covenants.

11.          Assignment.

The rights and benefits of Employee under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law or as agreed to in writing by the Company.  Any attempt by Employee to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void.  The Company may assign its rights and obligations hereunder, in whole or in part, (i) to any of the Company’s subsidiaries, affiliates, strategic partners or parent; or (ii) to any other successor or assign in connection with the sale of all or substantially all of the Company’s assets or stock or in connection with any merger, acquisition, combination and/or similar transaction involving the Company.

12.          Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, facsimile or nationally recognized overnight courier, and shall be deemed to have been duly given 1) if delivered by hand, on the date of such delivery, 2) if delivered by facsimile, on the date of such delivery, with receipt of appropriate confirmation, and 3) if delivered by nationally recognized overnight courier, on the business day following dispatch to the respective persons named below:

If to the Company:	Trestle Holdings, Inc.
199 Technology Dr, #105
Irvine, CA 92618
Attention: Michael Doherty
Fax: (949) 673-1058

with a copy to:	Kaye Scholer LLP
1999 Avenue of the Stars, Suite 1600
Los Angeles, California 90067
Attention: Barry L. Dastin, Esq.
Fax: (310) 788-1200

If to Employee:	Maurizio Vecchione
c/o
Synthetica Ltd.
15332 Antioch St. No. 303
Pacific Palisades, CA. 90272
Tel. (310) 230-6954
Fax. (310) 230-0763

With a copy to:	David R. Altshuler, Esq.
P.O. Box 7276
Santa Monica, California 90406

Any party may change such party’s address or facsimile number for notices by notice duly given pursuant hereto.

13.          General.

13.1        Indemnification.  The Company will indemnify Employee to the full extent permitted by applicable law and provide coverage with respect to claims relating to his service as a director, officer or employee of the Company under the Company’s directors and officers insurance policy. The Company agrees to maintain such policy in effect at all times during Employee’s term for a coverage amount of no less than $10 Million. Failure to maintain such policy shall entitle Employee to terminate his employment for Good Reason under 5.3 herein.

13.2        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

13.3        Arbitration.  Except as necessary for the Company and its parent, subsidiaries, affiliates, strategic partners, successors or assigns or for Employee to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Employee’s employment with the Company or any parent, subsidiary, affiliate or strategic partner, the termination of that employment or any other dispute by and between the parties or their parents, subsidiaries, affiliates, strategic partners, successors or assigns, shall be submitted to binding arbitration in Los Angeles, California according to the rules and procedures of the American Arbitration Association.  The parties agree that the parties shall each bear his or its own attorneys’ fees and costs in connection with any such arbitration.  This arbitration obligation extends to any and all claims that may arise by and between the parties or their parents, subsidiaries, affiliates, strategic partners, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of

1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

13.4        Entire Agreement.  This Agreement (including the Schedule, attached hereto) sets forth the entire understanding of the parties relating to Employee’s employment with the Company and cancels and supersedes all agreements, arrangements and understandings relating thereto made prior to or on the date hereof, whether written or oral, between the Employee and the Company and/or any parent, subsidiary or affiliate thereof.

13.5        Amendments; Waivers.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13.6        No Conflict with Other Agreements.  Employee represents and warrants that neither his execution of this Agreement nor the full and complete performance of his obligations hereunder will violate or conflict in any respect with any written or oral agreement or understanding with any person or entity.

13.7        Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Company (and its successors and assigns) and Employee and his heirs, executors and personal representatives.

13.8        Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations, including, without limitation, such taxes that are required to be withheld in connection with Section 3.3.

13.9        Reformation and Severability.  In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

13.10      Survival.  This Agreement shall survive the termination of Employee’s employment and the expiration of the Term to the extent necessary to give effect to its provisions.

13.11      Captions.  The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

13.12      Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

13.13      Representation by Counsel.  Employee acknowledges that the Company has not rendered to him any advice as to any terms and conditions of this Agreement.  Employee has been advised to seek and obtain his own advice of counsel concerning the terms and conditions of this Agreement and is relying on such advice.

IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first written above.

TRESTLE HOLDINGS, INC.

By:
Its:

Maurizio Vecchione

SCHEDULE A

Annual Incentive Bonus Compensation

Employee will be paid an incentive bonus of the Company meets or exceeds, for each year of the Term, two budgeted, measurable metrics (the “Measurable Metrics”), which shall be (i) the Company’s gross revenues and (ii) the Company’s EBITDA.  The Board shall establish the Measurable Metrics for the first year of the Term no later than the Effective Date and for each year of the Term thereafter no later than one month after the Bonus Date of the prior year.  Within 60 days following the Bonus Date, the Company’s actual revenues and actual EBITDA for the prior year of the Term will be compared to the Board-approved budgeted Revenues and EBITDA for such year of the Term.  Each of the actual Measurable Metrics will be calculated as a percentage of the projected Measurable Metrics.  Employee will be compensated on his performance relative to the Measurable Metrics as follows:

EBITDA*	% of Base	Bonus	Revenue	% of Base	Bonus	Total
90.0%	80.0%	$50,000	90.0%	80.0%	$50,000	$100,000
95.0%	90.0%	$56,250	95.0%	90.0%	$56,250	$112,500
Base Amount	100.0%	$62,500	Base Amount	100.0%	$62,500	$125,000
110.0%	112.0%	$70,000	110.0%	112.0%	$70,000	$140,000
120.0%	124.0%	$77,500	120.0%	124.0%	$77,500	$155,000
130.0%	136.0%	$85,000	130.0%	136.0%	$85,000	$170,000
140.0%	148.0%	$92,500	140.0%	148.0%	$92,500	$185,000
150.0%	160.0%	$100,000	150.0%	160.0%	$100,000	$200,000

 *EBITDA calculation as follows:

 Earnings from Operations + Depreciation + Accrued Bonus +  Noncash based compensation

Any Annual Incentive Bonus amount shall be reduced by the amount of the Guaranteed Bonus amount paid in the period.

If the Measurable Metrics are less than 90%, then the Employee will not receive an Annual Incentive Bonus.

The Board, in its sole discretion, may elect to pay to Employee an incentive bonus greater than that provided for above under such circumstances as the Board deems appropriate.

The incentive bonus, if any, will be paid to Employee in cash within 90 days following the Bonus Date.